Exhibit 10.4

EXECUTION VERSION

SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”) is dated as of December 13, 2017, by and between SUTTONPARK SERVICING LLC, a Delaware limited liability company (“SP Servicing”) and ASTA FUNDING, INC., a Delaware corporation (“Secured Party”).

BACKGROUND

Pursuant to that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of December 13, 2017, by and between CBC Holdings LLC (“CBC Holdings”) and the Secured Party, CBC Holdings purchased from Secured Party, and Secured Party sold to CBC Holdings, all of the issued and outstanding equity capital (the “Interest”) of CBC Settlement Funding, LLC (the “Company”).

Pursuant to the Purchase Agreement, (a) CBC Holdings executed a Promissory Note (the “Promissory Note”), in the principal amount of $5,750,000.00 in favor of Secured Party in partial payment of the Purchase Price (as defined in the Purchase Agreement) for the Interest, and (b) CBC Holdings agreed to secure, or cause to be secured, the obligations of CBC Holdings under the Promissory Note by the granting of a security interest by SP Servicing in the Collateral (as defined below) to Secured Party as of the Collateral Date (as defined below).

Capitalized terms shall have the meanings ascribed to them in Section 1 of this Agreement or in the relevant Section of this Agreement or in revised Article 9 of the Uniform Commercial Code as enacted in the State of New York and in effect on the date hereof (the “Uniform Commercial Code” or “UCC”), as applicable, unless the context requires otherwise.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.          Definitions.

“Action” – means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, prosecution, assessment or reassessment, litigation, citation, summons or subpoena of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity, including any appeal or application for review.

“Affiliate” – means, with respect to any specified Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Business Day” – means a day other than a Saturday, Sunday or other day on which commercial banks located in New York City, New York or the State of Delaware are authorized or required by Law to close for business.

“Collateral” – is defined in Section 2 hereof.

“Collateral Date” – the date upon which the security interest in the Collateral previously granted by SP Servicing shall have terminated, which shall be no later than January 15, 2018.

“Governmental Entity” – means any United States federal, state, local or any foreign, supranational, quasi-national or non-U.S. government political subdivision, governmental, regulatory or administrative authority, instrumentality, agency body or commission, including the U.S. Securities and Exchange Commission, self-regulatory organization, state attorney general or state agency, any foreign jurisdiction authority or any arbitrator, court, tribunal or judicial or arbitral body of competent jurisdiction.

“Governmental Order” – means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity.

“Knowledge” – or any other similar knowledge qualification of a Person, means actual or constructive knowledge, after reasonable inquiry and investigation, of such Person (or if such Person is not an individual, the actual knowledge of any manager, director or officer of such Person).

“Law” – means any statute, law, ordinance, rule, regulation code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Entity.

“Person” – means an individual, a corporation, a partnership, a joint venture, a limited liability company, an unincorporated organization, trust, association, a Governmental Entity, or any other entity or body.

“Secured Obligations” – is defined in Section 3 hereof.

“Servicing Agreement” – is defined in Section 2 hereof.

“Servicing Fees” – is defined in Section 2 hereof.

2.     Security Interest. As security for the Secured Obligations (as defined in Section 3 hereof), SP Servicing hereby grants to Secured Party, effective as of the Collateral Date, a first priority security interest in and lien on all of SP Servicing’s rights to, and to receive, under the Sale and Servicing Agreement (as amended, the “Servicing Agreement”), dated as of February 16, 2017, among SuttonPark Structured Settlements 2017-1 LLC, SP Servicing, SuttonPark Capital LLC, Portfolio Financial Servicing Company, and Wells Fargo Bank, National Association, all Servicing Fees (as defined in the Servicing Agreement) and all proceeds thereof (hereafter, the “Collateral”). A true and correct copy of a schedule of the pledged Servicing Fees is attached hereto as Exhibit A.

3.     Secured Obligations. The security interest granted herein shall secure the obligations of CBC Holdings under the Promissory Note (collectively, the “Secured Obligations”).

4.     Warranties and Representations of SP Servicing. SP Servicing warrants and represents to Secured Party, on the date hereof or as of the date set forth below, as applicable, as follows (which representations and warranties shall survive such date and shall be continuing warranties and representations commencing with such date and continuing for as long as any Secured Obligations remain outstanding):

(a)     SP Servicing is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware. SP Servicing has full limited liability company power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by SP Servicing of this Agreement, the performance by SP Servicing of its obligations hereunder and the consummation by SP Servicing of the transactions contemplated hereby have been duly authorized by all requisite limited liability company action on the part of SP Servicing. This Agreement has been duly executed and delivered by SP Servicing, and (assuming due authorization, execution and delivery by the Secured Party) this Agreement constitutes legal, valid and binding obligations of SP Servicing enforceable against SP Servicing in accordance with its terms. SP Servicing is the sole Servicer authorized to receive the pledged Servicing Fees and SP Servicer agrees that, other than as contemplated by this Agreement, it shall not pledge, assign, transfer or hypothecate the pledged Servicing Fees, or any portion thereof, either directly or indirectly, without Secured Party’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

(b)     The execution, delivery and performance by SP Servicing of this Agreement, and the consummation of the transactions contemplated hereby, including without limitation the grant by SP Servicing of the security interests granted hereby, except for the filing of financing statements, do not and will not: (A) conflict with or result in a violation or breach of, or default under, any provision of the certificate of formation or operating agreement of SP Servicing; (B) conflict with or result in a material violation or breach of any provision of any Law or Governmental Order applicable to SP Servicing; or (C) require the consent, notice or other action by any Person under, conflict with, result in a material violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any material contract to which SP Servicing is a party or by which SP Servicing is bound (other than any actions taken to release the existing lien on the Collateral, which actions will be taken on or prior to the Collateral Date).

(c)     There are no Actions pending or, to SP Servicing’s Knowledge, threatened against SP Servicing or any Affiliate of SP Servicing, which, if adversely determined, would reasonably be expected to have an adverse effect on the ability of SP Servicing to consummate the transactions contemplated by this Agreement.

(d)     SP Servicing is not subject to any Governmental Order, which has had, or which would reasonably be expected to have, a material adverse effect on SP Servicing’s ability to consummate the transactions contemplated by this Agreement.

(e)     The Collateral is lawfully owned by SP Servicing, and as of the Collateral Date will be free and clear of any and all liens, encumbrances and security interests (other than those arising hereunder), and SP Servicing will warrant and defend title to the same against the claims and demands of all persons.

(f)     As of the Collateral Date, this Security Agreement creates a valid and continuing security interest (as defined in UCC Section 1-201) in favor of the Secured Party in the Collateral, which security interest is prior to all other liens or encumbrances, and is enforceable as such as against creditors of SP Servicing. Upon the filing of the UCC financing statements described in Section 5(h) below, the Secured Party shall have a first priority perfected security interest in the Collateral and, with respect to any such proceeds, as limited to the extent set forth in Section 9-315 of the UCC as in effect in the applicable jurisdiction. As of the Collateral Date, other than the security interest granted to the Secured Party pursuant to this Security Agreement, SP Servicing has not pledged, assigned, sold or granted a security interest in, or otherwise conveyed any of the Collateral.

5.     Affirmative Covenants of SP Servicing.

(a)     SP Servicing shall promptly notify and provide Secured Party with a complete description of the conduct of business under any names other than those set forth herein, which would affect the financing statements filed by Secured Party.

(b)     Commencing with the Collateral Date, SP Servicing shall continuously take all steps that are reasonably necessary or prudent to protect the security interests of Secured Party in or perfect the liens of Secured Party on the Collateral.

(c)     SP Servicing shall defend the Collateral against the claims and demands of all persons arising through SP Servicing.

(d)     Commencing with the Collateral Date, if reasonably requested by Secured Party from time to time, SP Servicing shall deliver and pledge to Secured Party, endorsed or accompanied by instruments of assignment or transfer satisfactory to Secured Party, any instruments, documents and chattel paper which Secured Party may specify, as and when reasonably requested by Secured Party, with respect to the Collateral.

(e)     SP Servicing shall comply, in all material respects, with all governmental regulations applicable to the Collateral or any part thereof or to the operation of SP Servicing’s business; provided, however, that SP Servicing may contest any governmental regulation in any reasonable manner which shall not, in the reasonable opinion of the SP Servicing, materially adversely affect Secured Party’s rights or the priority of its security interest in the Collateral.

(f)     SP Servicing shall pay promptly, when due, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve any danger of the forfeiture or loss of any of the Collateral or any interest therein; and (iii) such charge is adequately reserved against in accordance with U.S. generally accepted accounting principles.

(g)     Commencing with the Collateral Date, SP Servicing shall advise Secured Party promptly after acquiring Knowledge thereof, in reasonable detail, (i) of any lien, security interest, encumbrance or claim made or asserted against any of the Collateral (other than the lien and security interest of Secured Party created hereunder), (ii) of any material change or substantial loss in the composition of the Collateral other than in the ordinary course of business, and (iii) of the occurrence of any other material adverse effect on the value, enforceability or collectability of the Collateral or on the security interests created hereunder.

(h)     Commencing with the Collateral Date, SP Servicing shall give, execute, deliver and file or record in the proper governmental offices, any instrument, paper or document including, but not limited to, one or more financing statements under the Uniform Commercial Code, satisfactory to Secured Party, or take any action which Secured Party may deem reasonably necessary or desirable in order to create, preserve, perfect, extend, continue, modify, terminate or otherwise effect any security interest or lien granted pursuant hereto, or to enable or facilitate Secured Party’s exercise or enforcement of any of its rights hereunder.

(i)     Following the occurrence and during the continuance of an Event of Default, SP Servicing shall pay, or reimburse Secured Party, in the amount of all reasonable expenses (including reasonable fees and expenses of attorneys, experts and agents) incurred in connection with the enforcement of any of its rights or interests hereunder, the enforcement of any provisions hereof or the preservation, collection, disposition or enforcement of any of the Collateral (all such expenses shall be treated as Secured Obligations hereunder).

(j)     SP Servicing covenants with Secured Party as follows: (i) without providing at least thirty (30) days prior written notice to Secured Party, SP Servicing will not change its name, its principal place of business or, if more than one, its chief executive office, and (ii) SP Servicing will not change its type of organization or jurisdiction of organization or the State where it is located without providing at least thirty (30) days prior written notice to Secured Party.

(k)     SP Servicing shall advise Secured Party promptly, but in any event within five (5) Business Days, after SP Servicing has knowledge of any event or condition that constitutes an Event of Default hereunder, together with a statement of the curative action that SP Servicing proposes to take with respect thereto.

(l)     SP Servicing shall advise Secured Party promptly, but in any event within five (5) Business Days, after SP Servicing has knowledge of any event or condition that constitutes a servicer termination event or other event under the Servicing Agreement that would permit any party to such agreement to replace SP Servicing as servicer thereunder, together with a statement of the curative action that SP Servicing proposes to take with respect thereto.

(m)     SP Servicing shall preserve its existence and its rights to receive the pledged Servicing Fees in all respects.

(n)     Servicer shall not merge, consolidate or transfer a material portion of its ownership interests or assets, without Secured Party’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

6.     Negative Covenants of SP Servicing. Without the prior written consent of Secured Party, commencing with the Collateral Date, SP Servicing shall not:

(a)     Allow or permit any other security interest or lien to attach to any of the Collateral.

(b)     File, or authorize or permit to be filed, in any jurisdiction any financing statement relating to any of the Collateral unless Secured Party is named as sole secured party.

(c)     Permit any of the Collateral to be levied upon under any legal process.

(d)     Permit anything to be done that may materially impair the security interest in the Collateral intended to be afforded hereby.

(e)     Make any sales or assignments of any of the Collateral, or grant any other security interest in any of the Collateral.

7.     Events of Default. SP Servicing shall be in default under this Agreement upon the occurrence of an Event of Default. “Event of Default” shall mean:

(a)     default in payment or performance under any of the Secured Obligations, and such default shall continue for five (5) Business Days;

(b)     an Event of Default (as defined in the Promissory Note) that has occurred and is continuing; and

(c)     default in the due performance or observance of any material covenant or provision of this Agreement and such default shall continue for a period of 30 days after knowledge thereof by SP Servicing or after the date on which written notice of such default, requiring the same to be remedied, shall have been given to SP Servicing by Secured Party.

8.     Rights of Secured Party on Default. Upon the occurrence of any Event of Default, Secured Party may declare all of the Secured Obligations to be immediately due and payable and shall then have the remedies of a secured party under the Uniform Commercial Code or under any other applicable law, including, without limitation, the right to take assignment or possession of the Collateral. SP Servicing shall, at the request and option of Secured Party, notify account debtors and other persons or payors obligated on any of the Collateral of the security interest of Secured Party in any account, chattel paper, general intangible, payment intangible, instrument or other Collateral and that payment thereof is to be made directly to Secured Party or to any financial institution designated by Secured Party as Secured Party’s agent therefor, and Secured Party may itself without notice to or demand upon SP Servicing, so notify account debtors and other persons and payors obligated on the Collateral. After the making of such a request or the giving of any such notification, SP Servicing shall hold any proceeds of collection of accounts, chattel paper, general intangibles, payment intangibles, instruments and other Collateral received by SP Servicing as trustee for Secured Party and shall turn the same over to Secured Party in the identical form received, together with any necessary endorsements or assignments. After deducting all costs and expenses (including reasonable legal costs and attorneys’ fees), Secured Party shall apply the proceeds of collection of accounts, chattel paper, general intangibles, payment intangibles, instruments and other Collateral received by Secured Party to the Secured Obligations in such order of priority as is provided for in the Promissory Note, such proceeds to be immediately credited after final payment in cash or other immediately available and irrevocable funds of the items giving rise to them. In the event the proceeds of any assignment, collection and/or other disposition of the Collateral hereunder are insufficient to pay all of the Secured Obligations in full, SP Servicing will be liable for the deficiency.

9.     Rights of Secured Party to Sell Collateral. SP Servicing agrees that notice received at least ten (10) calendar days before the time of any intended public sale, or the time after which any private sale or other disposition of Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. At any sale or disposition of Collateral, Secured Party may (to the extent permitted by applicable law) purchase all or any part thereof free from any right of redemption by SP Servicing which right is hereby waived and released.

10.     Power of Attorney.

(a)     As of the Collateral Date, SP Servicing hereby appoints Secured Party as its lawful attorney-in-fact to do, after the occurrence and during the continuance of an Event of Default, at Secured Party’s option, and at SP Servicing’s expense and liability, all acts and things which Secured Party may deem necessary or desirable to effectuate its rights under this Security Agreement, including without limitation: (i) file financing statements and otherwise perfect any security interest granted hereby, and (ii) in SP Servicing’s or Secured Party’s name, to demand, collect, receive, and receipt for, compound, compromise, settle and give acquittance for, and prosecute and discontinue or dismiss, with or without prejudice, any suit or proceeding respecting any of the Collateral.

(b)     To the extent permitted by law, SP Servicing hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable and shall be terminated upon termination of this Agreement.

(c)     SP Servicing agrees that in the event of a default, it will immediately grant Secured Party complete access to and full control over all bank accounts into which the Servicing Fees are deposited.

(d)     The powers conferred on Secured Party hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Secured Party shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to SP Servicing for any act or failure to act, except for Secured Party’s own gross negligence or willful misconduct.

11.     Authorization to File Financing Statements. As of the Collateral Date, SP Servicing hereby irrevocably authorizes Secured Party at any time and from time to time to file in any UCC jurisdiction any initial financing statements and amendments thereto that (a) accurately describe the Collateral, and (b) contain any other information required by part 5 of Article 9 of the Uniform Commercial Code of such jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including whether SP Servicing is an organization, the type of organization and any organization identification number issued to SP Servicing. SP Servicing agrees to furnish any such information to Secured Party promptly upon request. SP Servicing also ratifies authorization for Secured Party to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

12.     Waiver, etc. SP Servicing hereby waives presentment, demand, notice, protest and, except as is otherwise provided herein, all other demands and notices in connection with this Agreement or the enforcement of Secured Party’s rights hereunder or in connection with any Secured Obligations or any Collateral; consent to and waive notice of the granting of renewals, extensions of time for payment or other indulgences to SP Servicing, or substitution, release or surrender of any Collateral, the addition or release of persons primarily or secondarily liable on any Secured Obligation or on any Collateral, the acceptance of partial payments on any Secured Obligation or on any Collateral and/or the settlement or compromise thereof. No delay or omission on the part of Secured Party in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder. Any waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any such future occasion.

13.     Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

14.     Termination; etc. This Agreement and the security interest in the Collateral created hereby shall be terminated when all of the Secured Obligations have been fully and finally paid and performed.

15.     Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally, (b) on the date delivered by a private courier as established by the sender by evidence obtained from the courier, (c) on the date sent by facsimile or email, with confirmation of receipt (electronic or otherwise), if sent prior to 5:00 p.m. Eastern Standard Time, or if sent later, then on the next Business Day, or (d) on the fifth Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

If to SP Servicing, to:

SuttonPark Servicing LLC

600 Brickell Avenue, 19th Floor

Miami, Florida 33131

Attn:          Steven W. Pasko

Email:        [     ]

Facsimile:  [     ]

With copies to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Attention:     Peter Halasz
E-mail:         peter.halasz@srz.com
Facsimile:    (212) 593-5955

If to Secured Party, to:

CBC Settlement Funding, LLC
c/o Asta Funding, Inc.
210 Sylvan Avenue
Englewood Cliff, New Jersey 07632
Attn:         Gary Stern
Email:       [    ]

Facsimile: [    ]

With a required copy (which shall not constitute notice) to:

Edward Stone Law, P.C.
175 West Putnam Avenue, 2nd Floor

Greenwich, Connecticut 06830
Attn:           Eddie Stone
Email:        eddie@edwardstonelaw.com

Facsimile: (203) 348-8477

16.     Miscellaneous.

(a)     Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party hereto in exercising any right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b)     Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(c)     All of the terms and provisions of this Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and permitted assigns.

(d)     This Agreement and all matters arising out of or in any way related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York (including Section 5-1401 of the General Obligations Law but otherwise without regard to conflict of law provisions).

(e)     ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA IN THE SOUTHERN DISTRICT OF NEW YORK, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

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IN WITNESS WHEREOF, SP Servicing and Secured Party have executed this Agreement by their duly authorized as of the date first above written.

SUTTONPARK SERVICING LLC

By: SuttonPark Capital LLC, its Sole Member

By:	/s/ Steven W. Pasko
Name:	Steven W. Pasko
Title:	Chief Executive Officer of the Sole Member

By:	/s/ Paul Kosinski
Name:	Paul Kosinski
Title:	Chief Financial Officer and Chief Operating Officer of the Sole Member

ASTA FUNDING, INC.

By:	/s/ Gary Stern
Name:	Gary Stern
Title:	Chief Executive Officer

[Signature Page to Security Agreement]